                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statements of Service Corporation International on Form S-4 (File No. 33-54996) and Form S-8 (File Nos. 33-9790, 33-17982, 33-53564 and 33-50987) of our
report dated February 8, 1994, on our audit of the consolidated financial statements and financial statement schedules of Service Corporation International as of December 31, 1993, and for the year then ended, which report is included in this Annual Report on Form 10-K.




                                                       Coopers & Lybrand

Houston, Texas
March 30, 1994